UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive

San Jose, CA 95110

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2010, Brocade Communications Systems, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of October 7, 2008, by and among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Morgan Stanley Senior Funding, Inc., as syndication agent, Banc of America Securities LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and HSBC Bank USA National Association and Keybank National Association, as co-documentation agents (the “Credit Agreement”) to, among other things, increase flexibility under certain financial and other covenants and permit the Company to issue additional senior indebtedness (“Additional Senior Debt”) in aggregate principal amount outstanding at any time of up to $600,000,000.

The Amendment, among other things, (i) permits the Company to issue Additional Senior Debt, and to grant liens to secure such Additional Senior Debt with lien priority on a second lien or pari passu basis, subject to an intercreditor agreement, (ii) permits the Company to issue additional subordinated indebtedness in aggregate principal amount outstanding at any time of up to $600,000,000, (iii) permits the Company to sell its accounts receivable and lease receivables for fair market value with the aggregate amount paid for such receivables, net of collections, not at any time exceeding $125,000,000, (iv) permits the Company to make certain restricted payments in an amount greater than the $20,000,000 previously permitted under the Credit Agreement so long as (x) such restricted payments do not exceed $100,000,000 after the date of the Credit Agreement, (y) the Company’s consolidated senior secured leverage ratio on a pro forma basis as of the most recent measurement period is less than 2-to-1 and (z) after giving effect to any such restricted payment, no event of default would occur or be continuing, (v) eliminates the requirement that the Company annually apply a percentage of its excess cash flow to prepay the loans under the Credit Agreement, (vi) resets certain of the required levels of the Company’s financial covenants, including those described in the table below, (vii) waives certain requirements of the original closing of the Credit Agreement that were permitted to be completed post-closing, (viii) aggregates certain types of permitted capital expenditures that are permitted under the capital expenditures covenant, and (ix) makes certain other technical amendments. The Amendment makes no change in the pricing of the loans under the Credit Agreement.

4 Quarters Ending During Periods	Min. Consol. Fixed Charge Coverage Ratio (Before/After)	Max.Consol. Leverage Ratio (Before/After)	Max. Sr. Secured Leverage Ratio (Before/After)
November 1, 2009 through October 30, 2010	1.50 / 1.25	3.75 / 3.75	2.00 / 2.50
October 31, 2010 through October 29, 2011	1.75 / 1.50	3.00 / 3.00	1.75 / 2.50
October 30, 2011 through October 27, 2012	2.00 / 1.75	2.75 / 2.75	1.75 / 2.25
October 28, 2012 and thereafter	2.00 / 1.75	2.50 / 2.75	1.50 / 2.00

The Amendment will become effective upon the satisfaction of certain conditions, including the payment of fees, and upon the prepayment of the term loans under the Credit Agreement in an amount equal to the greater of (i) $300,000,000 and (ii) the amount equal to the excess over $150,000,000 of the Additional Senior Debt with the net cash proceeds of the issuance of the Additional Senior Debt.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: January 8, 2010	By:	/S/ JEAN FURTER
Jean Furter
Vice President, Treasurer

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